Exhibit 99.1

Pono Capital Three, Inc. Receives Shareholder Approval of the
Business Combination with Horizon Aircraft

Honolulu, Hawaii and Toronto, Canada, January 5, 2024 (GLOBE NEWSWIRE) – Robinson Aircraft Ltd., doing business as Horizon Aircraft (“Horizon Aircraft” or the “Company”), a hybrid electric Vertical TakeOff and Landing (“eVTOL”) aircraft developer, and Pono Capital Three, Inc. (“Pono”)(Nasdaq: PTHR), a publicly-traded special purpose acquisition company, today announced that Pono’s shareholders voted to approve the previously announced business combination between Pono and Horizon Aircraft (the “Business Combination”), at the extraordinary general meeting (the “Special Meeting”) of Pono’s shareholders held on January 4, 2024.

Voters representing over 81.1% of the issued and outstanding ordinary shares of Pono cast votes in favor of the proposal in connection with the business combination at the Special Meeting. In connection with the Special Meeting, shareholders holding an aggregate of 11,476,685, or 99%, of Pono Class A ordinary shares (the “Pono Class A Shares”) exercised their right to redeem their Pono Class A Shares. The trustee of the Trust Account is calculating the final amount of the funds to be removed from the Trust Account in connection with such redemptions, but the current preliminary calculations are that approximately $121.8 million (approximately $10.62 per Public Share) will be removed from the Trust Account to pay such holders.

Upon closing of the Business Combination, the post-closing company will be renamed “New Horizon Aircraft Ltd.” and will continue to do business as “Horizon Aircraft” with its common stock and warrants trading on The Nasdaq Stock Market, LLC (“Nasdaq”) under the ticker symbols “HOVR” and “HOVRW,” respectively.

About Horizon Aircraft

Horizon Aircraft is an advanced aerospace engineering company that is developing one of the world’s first hybrid eVTOL that is to be able to fly most of its mission exactly like a normal aircraft while offering industry-leading speed, range, and operational utility. Horizon’s unique designs put the mission first and prioritize safety, performance, and utility. Horizon hopes to successfully complete testing and certification of its Cavorite X7 eVTOL quickly and then enter the market and service a broad spectrum of early use cases. Visit www.horizonaircraft.com for more information.

About Pono Capital Three, Inc.

Pono is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Pono’s units started trading on the Nasdaq Global Market on February 14, 2023, under the ticker symbol “PTHRU.” The Class A ordinary shares trade under the symbol “PTHR” and the warrants under the symbol “PTHRW,” respectively.

Advisors

Nelson Mullins Riley & Scarborough LLP is serving as U.S. legal counsel and Fang and Associates is serving as Canadian legal counsel to Pono in the transaction. Dorsey & Whitney LLP is serving as U.S. legal counsel and Gowling WLG (Canada) LLP is serving as Canadian legal counsel to Horizon Aircraft in the transaction. EF Hutton LLC is serving as the Capital Markets Advisor in the transaction. Roth Capital Partners is acting as Capital Markets Advisor to Horizon Aircraft.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect Horizon’s and Pono’s current views with respect to, among other things, the future operations and financial performance of Horizon, Pono and the combined company. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “proposed” “predict,” “project,” “seek,” “should,” “target,” “trends,” “will,” “would” and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) expectations regarding the Business Combination, including timing for its consummation, (ii) anticipated use of proceeds from the transaction, (iii) Horizon’s and Pono’s expectations as to various operational results and market conditions, (iv) Horizon’s anticipated growth strategy, (v) financial condition and performance of Horizon and Pono, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Business Combination, (vi) the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Horizon, (vii) Horizon’s ability to develop, certify, and manufacture an aircraft that meets its performance expectations; (viii) successful completion of testing and certification of Horizon’s Cavorite X7 eVTOL; (ix) the targeted future production of Horizon’s Cavorite X7 aircraft, (x) anticipated benefits of the Business Combination, and (xi) expected listing of the combined company.

The forward-looking statements contained in this communication are based on the current expectations of Horizon, Pono and their respective management and are subject to risks and uncertainties. No assurance can be given that future developments affecting Horizon, Pono or the combined company will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of Horizon and Pono. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Such factors include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all; the failure to meet closing conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement in respect of the transaction; failure to achieve sufficient cash available (taking into account all available financing sources) following any redemptions of Pono’s public shareholders; failure to meet relevant listing standards in connection with the consummation of the transaction; failure to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined entity to maintain relationships with customers and suppliers and strategic alliance third parties, and to retain its management and key employees; potential litigation relating to the proposed transaction; unexpected costs and expenses related to the transaction; estimates of Horizon and the combined company’s financial performance being materially incorrect predictions; changes in general economic or political conditions; changes in the markets that Horizon targets or the combined company will target; any change in laws applicable to Pono or Horizon or any regulatory or judicial interpretation thereof; and other factors, risks and uncertainties, including those included under the heading “Risk Factors” in the definitive proxy statement/prospectus filed with the SEC on December 22, 2023, and other documents to be filed by Pono from time to time with the SEC. Horizon and Pono caution that the foregoing list of factors is not exhaustive. Any forward-looking statement made in this communication speak only as of the date hereof. Plans, intentions or expectations disclosed in forward-looking statements may not be achieved and no one should place undue reliance on such forward-looking statements. Neither Horizon nor Pono undertake any obligation to update, revise or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts

Horizon Aircraft

Inquiries (PR):

Phil Anderson
Phone: +44 (0)7767 491 519

Phil@perceptiona.com

Investor Contacts:

Shannon Devine and Rory Rumore

MZ Group

Phone: (203) 741-8841

HorizonAircraft@mzgroup.us

Pono Capital Three, Inc.

Davin Kazama

Inquiries (PR):

Phone: (808) 892-6611

Davin@PonoCorp.com